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                                                                  EXHIBIT 5.1



                                May 11, 1998



Rainbow Rentals, Inc.
3711 Starr Centre Drive
Canfield, Ohio 44406



     In connection with the filing by Rainbow Rentals, Inc., an Ohio corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 with respect to up to 2,587,500 Common Shares, without par value, of the Company (the "Shares"), to be sold by the Company and certain Selling Shareholders, we have examined the following: (i) the form of Amended and Restated Articles of Incorporation to be filed with the Ohio Secretary of State immediately prior to the completion of the offering contemplated by the Registration Statement; (ii) the Amended and Restated Code of Regulations of the Company, as currently in effect; (iii) the form of Registration Statement on Form S-1 (including Exhibits thereto) filed with the Securities and Exchange Commission; (iv) the form of Underwriting Agreement pursuant to which the Shares are to be purchased by the Underwriters and resold in a public offering; and (v) the records relating to the organization of the Company and such other documents as we deem it necessary to examine as a basis for the opinions hereinafter expressed.

     Based on the foregoing, we are of the opinion that:

     (i)  The Company is incorporated and validly existing under the laws of the State of Ohio.
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Rainbow Rentals, Inc.
May 11, 1998
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     (ii) The Shares to be issued and sold by the Company, when issued and sold in the manner contemplated by the Registration Statement, will be, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Legal Matters."



                            Very truly yours,



                            /s/ Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                            -------------------------------------------------
                            KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A.